SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - May 20, 2013
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On May 20, 2013, AK Steel Holding Corporation, the parent company of AK Steel Corporation (the “Company” or “AK Steel”), issued a press release with respect to Magnetation LLC (“Magnetation”), a joint venture in which the Company owns a 49.9% equity interest, pertaining to Magnetation's closing of a private senior secured debt offering and entry into a senior secured revolving credit facility. Magnetation's private secured debt offering and credit facility are described in more detail under Item 8.01 below. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 8.01    Other Information.
On May 20, 2013, Magnetation and its wholly-owned subsidiary, Mag Finance Corp. (“Mag Finance”), completed a private offering of $325.0 million aggregate principal amount of 11.00% Senior Secured Notes due 2018 (the “Magnetation Secured Notes”). Magnetation will use the net proceeds of the offering principally for capital expenditures related to the construction of its proposed iron ore pellet plant in Reynolds, Indiana and additional concentrate capacity in northern Minnesota, working capital and general corporate purposes. The Magnetation Secured Notes are secured by first-priority liens on substantially all of the tangible and intangible assets (“Collateral”) of Magnetation, Mag Finance and Magnetation's existing and future subsidiaries.

Concurrently with the closing of the Magnetation Secured Notes offering, Magnetation entered into a $50 million senior secured revolving credit facility with a group of lenders (the “Magnetation Credit Facility”). The obligations under the Magnetation Credit Facility and certain Magnetation hedging and cash management obligations are also secured on a first priority basis by the Collateral. The agreements governing the Magnetation Secured Notes and the Magnetation Credit Facility contain representations and warranties, covenants and other terms and conditions customary for similar types of transactions.

Both the Magnetation Secured Notes and the Magnetation Credit Facility are non-recourse as to AK Steel.

In conjunction with the aforementioned Magnetation transactions, AK Steel contributed $50.0 million of its remaining $150.0 million capital commitment to Magnetation. With respect to AK Steel's remaining $100.0 million capital commitment, Magnetation may obtain a capital contribution from AK Steel in an amount up to $35.0 million following any month in which Magnetation's unrestricted cash balance decreases to less than $50.0 million. As such, AK Steel does not anticipate making any additional capital contributions to Magnetation in 2013 and expects to contribute the remaining $100.0 million in 2014, prior to the commencement of operations at the pellet plant.

The Magnetation Secured Notes were offered solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S of the Securities Act. The Magnetation Secured Notes were not registered under the Securities Act or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibit:

99.1    Press Release issued on May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on May 20, 2013